UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Financial Officer

On November 15, 2008, the Board of Zulu Energy Corp. (the “Company”) appointed Mohamed H. Gova, age 63, the current Chief Financial Officer of the Company and Vice Chairman of the Board, to the additional position of Chief Executive Officer (“CEO”) of the Company. Mr. Gova replaced Paul Stroud as CEO of the Company. Mr. Gova shall serve as CEO until his successor has been chosen and qualified or until his earlier death, resignation or removal. The information concerning Mr. Gova’s employment agreement and beneficial ownership information is available in the Current Report on Form 8-K filed with the SEC on July 10, 2008 and is incorporated into this Item 5.02 by reference. Mr. Gova’s biographical information, work experience and related disclosure is available in the Annual Report on Form 10-KSB/A filed with the SEC on April 29, 2008 and is incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Dated: November 17, 2008	By:	/s/ Mohamed Gova
Name: Mohamed Gova
Title: Chief Financial Officer